Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.net

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.net

EARTHLINK ANNOUNCES FIRST QUARTER 2011 RESULTS

ATLANTA — April 28, 2011 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its first quarter ended March 31, 2011. EarthLink’s first quarter results do not include any operating results from the acquisition of One Communications which closed on April 1, 2011.

Highlights for the first quarter include:

•                  Record low consumer churn

•                  Net income of $16.4 million or $0.15 per share

•                  Adjusted EBITDA (a non-GAAP measure) of $69.7 million

•                  Free cash flow (a non-GAAP measure) of $52.0 million

•                  Repurchased 2.1 million shares of stock

•                  Dividend payments of $6.2 million

•                  Ending cash and marketable securities balance of $551.6 million

•                  Revised full year 2011 Adjusted EBITDA guidance to $305 to $315 million to include One Communications

“Our results reflect the evolution of EarthLink to a leading IP solutions provider with well over half of our revenue in the quarter generated from our EarthLink Business segment. That proportion will increase next quarter as we layer in the One Communications revenue stream,” stated EarthLink Chairman and Chief Executive Officer Rolla P. Huff. “At the same time, our EarthLink Consumer business remains strong and continues to generate significant cash flow. We are pleased that we have been able to add scale to our business while maintaining healthy Adjusted EBITDA results and are on track to achieve the synergy targets outlined with each acquisition. Strategically, we continue to look for ways to leverage our newly-acquired fiber assets and customer bases by expanding our product and service capabilities, allowing us to further improve the growth profile of our business.”

Financial and Operating Results

For the first quarter of 2011, EarthLink reported revenue of $243.0 million, an increase of 55 percent from the first quarter of 2010 due to the acquisitions of ITC^Deltacom and STS Telecom.  As a result of these acquisitions and organic growth at the company’s legacy New Edge subsidiary, business services comprised 59% of EarthLink’s total revenue in the first quarter of 2011, up from 21% in the year-ago quarter. Within the consumer segment, 64% of EarthLink’s consumer access revenue was generated from broadband services in the first quarter of 2011, up from 61% in the year-ago quarter.

For the company’s consumer segment, net subscriber losses were 79,000 in the first quarter, slightly better than the seasonally low fourth quarter of 2010 and an improvement from 114,000 in the year-ago quarter. This demonstrates the continued attenuation in EarthLink’s consumer business driven by the increasing tenure of the customer base and the company’s second consecutive quarter of record performance in customer churn. Consumer subscriber churn for the first quarter of 2011 was 2.7%, down from 2.8% in the fourth quarter of 2010 and 3.1% in the first quarter of 2010.

Total sales and marketing, operations, customer support, and general and administrative expenses were $73.2 million for the first quarter of 2011, representing 30% of revenue. These expenses were 31% of revenue in the fourth quarter of 2010 and 28% of revenue in the first quarter 2010. Total sales and marketing, operations, customer support, and general and administrative expenses for the first quarter of 2011 included $35.7 million attributable to ITC^DeltaCom.

Profitability and Other Financial Measures

Net income in the first quarter of 2011 was $16.4 million, or $0.15 per share, as compared to net income of $5.3 million, or $0.05 per share, in the fourth quarter of 2010, and $26.7 million, or $0.25 per share, in the first quarter of 2010.

The inclusion of ITC^Deltacom’s results for the first quarter of 2011, EarthLink’s ability to layer on revenue streams while aggressively managing costs and synergy opportunities, and historically high customer retention resulted in the company generating Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $69.7 million in the first quarter of 2011, as compared to $54.2 million in the fourth quarter 2010 and $57.3 million in the first quarter of 2010.

Balance Sheet and Cash Flow

During the first quarter of 2011, EarthLink generated free cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $52.0 million as compared to $38.9 million in the fourth quarter of 2010 and $54.2 million in the year-ago quarter.

The company ended the first quarter of 2011 with $551.6 million in cash and marketable securities, a decrease of $11.4 million from the prior quarter ended December 31, 2010. Capital expenditures were $17.7 million for the first quarter of 2011. Also during the quarter, EarthLink used approximately $30.0 million of cash for its acquisition of STS Telecom, repurchased 2.1 million shares of common stock at an average price of $7.99 per share and made $6.2 million of dividend payments to shareholders. Subsequent to quarter-end, EarthLink used approximately $337.0 million of cash in connection with the closing of its acquisition of One Communications on April 1, 2011.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced updated guidance for the full year 2011 inclusive of the acquisition of One Communications which closed on April 1, 2011. Management now expects 2011 Adjusted EBITDA of $305 million to $315 million; free cash flow of $175 million to $200 million; capital expenditures of $115 million to $130 million; and net income of $13 million to $20 million for the full year 2011.

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs.  Free cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense,  gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less cash used for purchases of property and equipment and purchases of subscriber bases.

Adjusted EBITDA and free cash flow are non-GAAP financial performance measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial performance measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, April 28, 2011, at 8:30 a.m. ET  hosted by EarthLink’s Chairman and Chief Executive Officer, Rolla P. Huff, President and Chief Operating Officer Joseph M. Wetzel, and Chief Financial Officer, Bradley A. Ferguson.

U.S. and Canada Dial-in Number       800-706-0730

International Dial-in Number              706-634-5173

Participants reference the EarthLink call and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at:  http://ir.earthlink.net/index.cfm

Replay

Replay available from 11:30 a.m. ET on April 28 through midnight on May 5.

Dial 800-642-1687 from US and Canada, International callers dial 706-645-9291.

The replay confirmation code is 59102682.

The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading provider of Internet Protocol (IP) infrastructure and services to medium-sized and large businesses, enterprise organizations and over 1.5 million consumers across the United States.  The company has been providing Internet access and communications services for decades and has earned an award-winning reputation for both outstanding customer service and product innovation.  For consumers, EarthLink is a leading Internet Service Provider connecting people to the power and possibilities of the Internet.  EarthLink Business™ provides voice, data, mobile and equipment services over a 28,000 mile fiber network and MPLS-based services nationwide.  For more information, visit EarthLink’s website www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include (1) that we may not be able to execute our business strategy to transition to a leading IP infrastructure and managed services provider, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (3) that the continuing effects of adverse economic conditions could harm our business; (4) that if we do not continue to innovate and provide products and services that are useful to individual subscribers and business customers, we may not remain competitive, and our revenues and operating results could suffer; (5) that our failure to implement cost reduction initiatives will adversely affect our results of operations; (6) that we will require a significant amount of cash, which may not be available to us, to service our debt and fund our other liquidity needs; (7) that we face significant competition in the Internet industry that could reduce our profitability; (8) that our consumer business is dependent on the availability of third-party network service providers; (9) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (10) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (11) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (12) that changes in technology in the Internet access industry could cause a decline in our business; (13) that we face significant competition in the communications industry that could reduce our profitability; (14) that decisions by the Federal Communications Commission relieving ILECs  of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (15) that our wholesale services, including our broadband transport services, will be adversely affected by pricing pressure, network overcapacity, service cancellations and other factors; (16) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (17) that we may experience reductions in switched access and reciprocal compensation revenue; (18) that our inability to maintain our network infrastructure, portions of which we do not own, could adversely affect our operating results; (19) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (20) that we may not be able to compete effectively if we are unable to install additional network equipment or convert our network to more advanced technology; (21) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (22) that we may be unable to retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (23) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (24) that our business depends on effective business support systems and processes; (25) that government regulations could adversely affect our business or force us to change our business practices; (26) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (27) that we may not be able to protect our intellectual property; (28) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (29) that if we, or other industry participants, are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (30) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (31) that we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (32) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (33) that we may reduce, or cease payment of, quarterly cash dividends; (34) that our stock price may be volatile; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; and (36) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations (1)

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2011

Revenues	$157,258	$243,018

Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	58,880	103,723
Selling, general and administrative (depreciation and amortization shown separately below)	43,782	73,164
Depreciation and amortization	4,748	21,676
Restructuring and acquisition-related costs (2)	1,435	4,505
Total operating costs and expenses	108,845	203,068

Income from operations	48,413	39,950
Gain on investments, net	418	—
Interest expense and other, net	(5,292)	(12,960)
Income before income taxes	43,539	26,990
Income tax provision	(16,792)	(10,627)
Net income	$26,747	$16,363

Net income per share
Basic	$0.25	$0.15
Diluted	$0.25	$0.15

Weighted average common shares outstanding
Basic	107,623	108,403
Diluted	108,478	109,626

Dividends declared per share	$0.14	$0.05

EARTHLINK, INC.

Reconciliation of Net Income to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2010	2011

Net income	$26,747	$5,308	$16,363
Interest expense and other, net	5,292	7,740	12,960
Income tax provision	16,792	7,691	10,627
Depreciation and amortization	4,748	9,738	21,676
Stock-based compensation expense	2,667	2,882	3,571
Gain on investments, net	(418)	—	—
Impairment of goodwill and intangible assets	—	1,711	—
Restructuring and acquisition-related costs (2)	1,435	19,101	4,505
Adjusted EBITDA (3)	$57,263	$54,171	$69,702

EARTHLINK, INC.

Reconciliation of Net Income to Free Cash Flow (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2010	2011

Net income	$26,747	$5,308	$16,363
Interest expense and other, net	5,292	7,740	12,960
Income tax provision	16,792	7,691	10,627
Depreciation and amortization	4,748	9,738	21,676
Stock-based compensation expense	2,667	2,882	3,571
Gain on investments, net	(418)	—	—
Impairment of goodwill and intangible assets	—	1,711	—
Restructuring and acquisition-related costs (2)	1,435	19,101	4,505
Purchases of property and equipment	(3,072)	(15,277)	(17,746)
Free cash flow (3)	$54,191	$38,894	$51,956

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measures (3)

(in millions)

Year
Ending
December 31,
2011
Net income	$13 - $20
Interest expense and other, net	51
Income tax provision	9 - 12
Depreciation and amortization	190
Stock-based compensation expense	16
Restructuring and acquisition-related costs (2)	26
Adjusted EBITDA (3)	$305 - $315

Year
Ending
December 31,
2011
Net income	$13 - $20
Interest expense and other, net	51
Income tax provision	9 - 12
Depreciation and amortization	190
Stock-based compensation expense	16
Restructuring and acquisition-related costs (2)	26
Purchases of property and equipment	(130) - (115)
Free cash flow (3)	$175 - $200

EARTHLINK, INC.

Supplemental Financial Data

	March 31,	December 31,	March 31,
	2010	2010	2011
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$707,777	$563,070	$551,629
Debt (4)	255,791	580,791	580,591
Stockholders’ equity	745,241	757,868	752,539

Employee Data
Number of employees at end of period (5)	600	1,870	1,857

EARTHLINK, INC.

Business Services Operating Metrics

	March 31,	December 31,	March 31,
	2010	2010	2011

Legacy EarthLink Business Metrics (6)
Narrowband access subscribers	8,000	7,000	7,000
Broadband access subscribers	52,000	53,000	52,000
Web hosting accounts	73,000	66,000	64,000

ITC^DeltaCom Business Metrics (7)
Total fiber optic route miles (8)	—	16,504	16,504
Colocations	—	294	294
Voice and data switches	—	20	20

Retail voice lines	—	414,000	417,000
Wholesale voice lines	—	6,000	7,000
Total business voice lines	—	420,000	424,000

EARTHLINK, INC.

Consumer Services Operating Metrics

	March 31,	December 31,	March 31,
	2010	2010	2011
Consumer Subscriber Detail
Narrowband access subscribers	1,134,000	932,000	877,000
Broadband access subscribers	781,000	704,000	680,000
Total consumer subscribers	1,915,000	1,636,000	1,557,000

	Three Months Ended March 31,
	2010	2011
Consumer Subscriber Activity
Subscribers at beginning of period	2,029,000	1,636,000
Gross organic subscriber additions	73,000	49,000
Churn	(187,000)	(128,000)
Subscribers at end of period	1,915,000	1,557,000

Consumer Metrics
Average subscribers (9)	1,970,000	1,596,000
ARPU (10)	$20.91	$21.03
Churn rate (11)	3.1%	2.7%

EARTHLINK, INC.

Supplemental Schedule of Segment Information (12)

(in thousands)

	Three Months Ended March 31,
	2010	2011
Business Services
Revenues	$33,694	$142,373
Cost of revenues	19,409	72,457
Gross margin	14,285	69,916
Segment operating expenses	9,716	44,744
Segment income from operations	$4,569	$25,172

Consumer Services
Revenues	$123,564	$100,645
Cost of revenues	39,471	31,266
Gross margin	84,093	69,379
Segment operating expenses	22,876	19,314
Segment income from operations	$61,217	$50,065

Consolidated
Revenues	$157,258	$243,018
Cost of revenues	58,880	103,723
Gross margin	98,378	139,295
Direct segment operating expenses	32,592	64,058
Segment income from operations	65,786	75,237
Stock-based compensation expense	2,667	3,571
Depreciation and amortization	4,748	21,676
Restructuring and acquisition-related costs (2)	1,435	4,505
Other operating expenses	8,523	5,535
Income from operations	$48,413	$39,950

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

(1)     On December 8, 2010, EarthLink completed its acquisition of ITC^DeltaCom, a provider of integrated communications services to customers in the southeastern U.S. EarthLink acquired 100% of ITC^DeltaCom in a merger transaction with ITC^DeltaCom surviving as a wholly-owned subsidiary of EarthLink. The results of operations of ITC^DeltaCom have been included in EarthLink’s consolidated financial statements since the acquisition date.

(2)     Restructuring and acquisition-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended
	March 31,
	2010	2011
Transaction-related costs	$—	$1,564
Severance and retention	—	1,869
Integration-related costs	—	62
Acquisition-related costs	—	3,495
Facility exit and restructuring costs	1,435	1,010
Total restructuring and acquisition-related	$1,435	$4,505

Acquisition-related costs consist of external costs directly related to EarthLink’s acquisitions, such as advisory, legal, accounting, valuation and other professional fees; employee severance and retention costs; and integration-related costs, such as system conversion and rebranding costs. EarthLink expects to incur approximately $15.0 million of acquisition-related costs in the second quarter of 2011.

Facility exit and restructuring costs consist of costs incurred for EarthLink’s restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania; and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007 Plan was primarily implemented during 2007 and 2008. However, there have been and may continue to be changes in estimates to amounts previously recorded.

(3)     Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs. Free cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less purchases cash used for of property and equipment and purchases of subscriber bases.

Adjusted EBITDA and free cash flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because EarthLink believes they provide relevant and useful information to investors. EarthLink utilizes these financial performance measures to assess its ability to meet future capital expenditures and working capital requirements. EarthLink also uses these financial performance measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. Management believes that excluding the effects of the items noted above enables investors to better understand and analyze the current period’s results and provides a better measure of comparability.

(4)     Debt represents the principal amount of EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes (in thousands):

	March 31,	December 31,	March 31,
	2010	2010	2011
EarthLink’s Convertible Senior Notes - Principal	255,791	255,791	255,791
EarthLink’s Convertible Senior Notes - Discount	(22,948)	(12,722)	(9,149)
ITC^DeltaCom’s Senior Secured Notes - Principal	—	325,000	324,800
ITC^DeltaCom’s Senior Secured Notes - Premium	—	26,251	25,232
Carrying amount of debt	232,843	594,320	596,674

(5)     Represents full-time equivalents.

(6)     Legacy EarthLink business metrics consist of metrics related to services in EarthLink’s Business Services segment prior to the acquisition of ITC^DeltaCom.

(7)     ITC^DeltaCom business metrics consist of metrics related to the acquired ITC^DeltaCom business, which is included in the Business Services segment.

(8)     Includes 12,559 route miles owned or obtained through indefeasible rights to use (IRU) and 3,935 marketed and managed route miles.

(9)     Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

(10)   ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

(11)   Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.

(12)   The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Consumer Services and Business Services. The Company’s Consumer Services segment provides Internet access services and related value-added services to individual customers. These services include dial-up and high-speed Internet access and voice-over-Internet protocol services, among others. The Company’s Business Services segment provides integrated communications services and related value-added services to businesses and communications carriers. These services include data services, including managed IP-based network services and broadband Internet access services; voice services, including local exchange, long-distance and conference calling; mobile data and voice services; and web hosting.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock- based compensation expense, impairment of goodwill and intangible assets and restructuring and acquisition-related costs, as they are not evaluated in the measurement of segment performance.